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                                 EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Scopus Technology, Inc. and Subsidiaries on Form S-8/S-3 (File No. 333-16427) of our report dated April 18, 1997 on our audits of the consolidated financial statements and the financial statement schedule of Scopus Technology, Inc. and Subsidiaries as of March 31, 1997 and 1996, and for the years ended March 31, 1997, 1996 and 1995, which report is included in this Annual Report on Form 10-K.



/s/ Coopers & Lybrand L.L.P.

San Francisco, California

June 25, 1997

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